SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2010

MARTEK BIOSCIENCES CORPORATION

(Exact name of registrant as specified in its

charter)

Delaware	0-22354	52-1399362
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

6480 Dobbin Road, Columbia Maryland	21045
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 740-0081

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 19, 2010, Martek Biosciences Corporation (“Martek”) entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”), as Borrower, with Manufacturers and Traders Trust Company (“M&T”), as Administrative Agent and Issuing Lender (the “Administrative Agent”), Bank of America, N.A., as Syndication Agent, SunTrust Bank, as Documentation Agent, Capital One N.A., as Co-Agent, and M&T and various other financial institutions  now or hereafter party hereto, as Lenders (the “Lenders”).  The Amended and Restated Credit Agreement amends and restates in its entirety Martek’s existing credit facility established pursuant to the Credit Agreement dated January 21, 2010 (the “Existing Credit Agreement”).  The amended and restated credit facility consists of a senior, secured revolving credit facility initially sized at $100 million (the “Revolver”) and (ii) a $75 million senior secured term loan (the “Term Loan”, and together with the Revolver, the “Restated Credit Facilities”).  The Revolver includes a $15 million letter of credit sub-facility.  The key modifications to Martek’s Existing Credit Agreement include, among other things, (i) increasing the Revolver from $50 million to $100 million, which may be increased during the term of the Restated Credit Facilities by up to an additional $50 million subject to certain conditions, (ii) increasing the level of investments Martek may undertake, and (iii) decreasing the applicable percentage rates and commitment fees on borrowings.

At the time of entering the Amended and Restated Credit Agreement, Martek had $75 million outstanding pursuant to the Term Loan, which became obligations under the Amended and Restated Credit Agreement.  The Term Loan bears interest at the election of Martek at either LIBOR plus up to 3.375% or a base rate plus up to 1.25% depending upon the consolidated leverage ratio during each preceding fiscal quarter.  Commencing on April 30, 2010, Martek is required to make quarterly installment payments on the Term Loan of $3,750,000.

The Revolver bears interest at the election of Martek at either LIBOR plus up to 3.00% or a base rate plus up to 1.00% depending upon the consolidated leverage ratio during each preceding fiscal quarter.  Initially at their establishment under the Existing Credit Agreement, the Term Loan and Revolver bore interest at the highest rate set forth in the Credit Agreement.

Under the Amended and Restated Agreement, the base rate is the higher of M&T’s prime rate, the federal funds rate plus 0.50% or LIBOR plus 1.50%.  In addition, LIBOR is the greater of 1.25% per annum or LIBOR at the time of such determination.

As under the Existing Credit Agreement, Martek’s obligations under the Amended and Restated Credit Agreement are secured by certain of Martek and its subsidiary’s assets including accounts receivable, deposit accounts, inventory, and certain software, general intangibles and records pertaining to the foregoing as well as a pledge of 100% of its domestic subsidiaries’ equity.  In certain circumstances, the Credit Agreement requires that Martek prepay outstanding loans upon the sale of assets, the incurrence of debt and issuance of equity.  In addition, the Credit Agreement requires Martek to repay outstanding loans annually in an amount up to 50% of its consolidated excess cash flow.

Martek is required to pay a fee of up to 0.25% on the unused portion of the Revolver and a letter of credit fee of up to 3.00% on the amount of letters of credit outstanding, each payable quarterly.  The rate of each fee is dependent upon the consolidated leverage ratio during each preceding fiscal quarter.

The Amended and Restated Credit Agreement contains customary covenants limiting Martek’s ability to, among other things, incur debt or liens, make certain investments and loans, enter into transactions with affiliates, undergo certain fundamental changes, dispose of assets, or change the nature of its business.  In addition, the Amended and Restated Credit Agreement contains financial covenants requiring Martek to maintain a consolidated leverage ratio of not more than 2.5 to 1.0, a consolidated fixed charge ratio of not less than 1.40 to 1.0, and minimum consolidated EBITDA of at least $90 million for four consecutive fiscal quarters (provided that this covenant shall not be applicable for any period after October 31, 2010 unless Martek’s consolidated leverage ratio exceeds 1.0 to 1.0).  If Martek does not comply with the various covenants under the Amended and Restated Credit Agreement and related agreements, the lenders may, subject to various customary cure rights, decline to provide additional advances under the Revolver, require the immediate payment of all amounts outstanding under the Term Loan and Revolver and foreclose on all collateral.

The foregoing description of the Amended and Restated Credit Agreement is qualified in its entirety by the Amended and Restated Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

In connection with the execution and delivery of the Amended and Restated Credit Agreement, Martek and certain of its wholly-owned subsidiaries (the “Guarantors”) entered into Amendment No. 1 with the Administrative Agent and M&T effective as of March 19, 2010, pursuant to which the parties agreed (among other things) to amend, modify and restate in its entirety the Existing Credit Agreement as the Amended and Restated Credit Agreement and the Guarantors reaffirmed their obligations under their respective guaranty and security agreements for the benefit of the Administrative Agent and the Lenders. The foregoing description of the Amendment No. 1 is qualified in its entirety by the Amendment No. 1, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Section 2 — Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description in “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K related to the Amended and Restated Credit Agreement is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1         Amended and Restated Credit Agreement by and among Martek Biosciences Corporation, a Delaware corporation, as Borrower (“Martek”), and Manufacturers and Traders Trust Company, as Administrative Agent and Issuing Lender, and Bank of America, NA, as Syndication Agent, and SunTrust Bank, as Documentation Agent, and Capital One N.A., as Co-Agent, and Manufacturers and Traders Trust Company  and various other financial institutions  now or hereafter party hereto, as Lenders, dated to be effective March 19, 2010.

10.2         Amendment No. 1 by and among Martek; Martek Biosciences Boulder Corporation, a Delaware corporation, Martek Biosciences Kingstree Corporation, a Delaware corporation, Martek Amerifit Holding Corporation, a Delaware corporation, Amerifit Pharma, Inc. a Massachusetts corporation, Amerifit Brands, Inc., a Delaware corporation, Martek Amerifit LLC, a Delaware limited liability company, and Amerifit, Inc., a Delaware corporation;  Manufacturers and Traders Trust Company, as administrative agent; and Manufacturers and Traders Trust Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Martek Biosciences Corporation

Date: March 25, 2010	By:	/s/ Peter L. Buzy
Peter L. Buzy
Chief Financial Officer, Treasurer and Executive Vice President for Finance and Administration

Exhibit Index

Exhibit No.	Description

10.1

Amended and Restated Credit Agreement by and among Martek Biosciences Corporation, a Delaware corporation, as Borrower (“Martek”), and Manufacturers and Traders Trust Company, as Administrative Agent and Issuing Lender, and Bank of America, NA, as Syndication Agent, and SunTrust Bank, as Documentation Agent, and Capital One N.A., as Co-Agent, and Manufacturers and Traders Trust Company and various other financial institutions now or hereafter party hereto, as Lenders, dated to be effective March 19, 2010.

10.2

Amendment No. 1 by and among Martek; Martek Biosciences Boulder Corporation, a Delaware corporation, Martek Biosciences Kingstree Corporation, a Delaware corporation, Martek Amerifit Holding Corporation, a Delaware corporation, Amerifit Pharma, Inc. a Massachusetts corporation, Amerifit Brands, Inc., a Delaware corporation, Martek Amerifit LLC, a Delaware limited liability company, and Amerifit, Inc., a Delaware corporation; Manufacturers and Traders Trust Company, as administrative agent; and Manufacturers and Traders Trust Company.